EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into effective as of April 15, 1998 by and among (i) BRASSIE GOLF CORPORATION, a Delaware corporation ("Brassie"); (ii) DIVOT GOLF CORPORATION, a Florida corporation (the "Acquired Entity"); and (iii) JOSEPH R. CELLURA ("Cellura") an individual residing in the State of Florida and who is the sole shareholder of the Acquired Entity (the "Seller").


                                                     RECITALS

         A. Seller is presently the owner of all the shares of the voting common capital stock of the Acquired Entity as represented by stock certificate No. 1.

         B. Seller desires to sell all of his shares of stock of the Acquired Entity ("Purchased Shares") and Brassie desires to purchase the Purchased Shares from Seller as a means of acquiring the Acquired Entity and its businesses, rights and properties ("Business").

         C. Brassie has determined that it is in the best interests of its respective shareholders for Brassie to acquire all of the stock of the Acquired Entity from the Seller as provided herein in order to effectuate the acquisition of the businesses of the Acquired Entity. Simultaneously with such acquisition, the Seller will then be delivered the Purchase Price as provided herein, in consideration for the Purchased Shares of the Acquired Entity to be acquired.


                                                TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                                     ARTICLE I

                                    ACQUISITION; RELATED TRANSACTIONS; CLOSING

         1.1 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Acquisition (as defined below) and the other transactions contemplated hereby shall be effective as of 11:59 p.m., on April 15, 1998, and shall take place at the offices of Brassie in Tampa, Florida, or such other place and time as the parties may otherwise agree (the "Closing"), and the date of Closing is referred to herein as the "Closing Date."

         1.2 Acquisition. At Closing on the Closing Date, and upon all of the terms and subject to all of the conditions of this Agreement, Seller shall sell, assign, convey, transfer and deliver to Brassie, and Brassie shall purchase for the consideration set forth in Section 1.3 below, all of the respective Seller's right, title and interest, legal and equitable, in and to the Purchased

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Shares, free and clear of any and all claims,  liens or encumbrances,  except as otherwise provided in this Agreement (the "Acquisition").

         1.3 Purchase Price.  For purposes of this Agreement,  "Purchase  Price"
means  cash  in  the  amount  of  Five  Hundred   Thousand  and  NO/100  Dollars
($500,000.).

         Brassie has previously has delivered to Seller a good faith non-refundable deposit of cash in the amount of Three Hundred Thousand and No/100 Dollars ($300,000), which deposit shall be applied against and reduce accordingly the Purchase Price to be paid hereunder.

         1.4 Procedure at the Closing. At the Closing, the parties agree that the following shall occur:

                  (a) The Acquired Entity and the Seller shall have satisfied each of the conditions set forth in Article IV and shall deliver to Brassie the documents, certificates, consents and letters required by Article IV.

                  (b) Seller shall transfer to Brassie an appropriate stock assignment separate from certificate, representing the Purchased Shares of the Acquired Entity being purchased hereunder.

                  (d) Brassie shall deliver to Seller a promissory note in the principal amount of Two Hundred Thousand and No/100 Dollars ($200,000), in the form attached as Schedule 1.4.

                                                    ARTICLE II

                                          REPRESENTATIONS AND WARRANTIES
                                                    OF BRASSIE

         As a material inducement to the Acquired Entity and the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Brassie makes the following representations and warranties to the Acquired Entity and the Seller:

         2.1 Corporate Status. Brassie is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, authorized to do business in the State of Delaware, is qualified to do business as a foreign corporation in all jurisdictions where it presently carries on business, and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or, to the knowledge of Brassie, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Brassie.

         2.2 Corporate Power and Authority. Brassie has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Brassie has taken all corporate action necessary to

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authorize its execution and delivery of this  Agreement,  the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 Enforceability. This Agreement has been duly executed and delivered by Brassie and constitutes its legal, valid and binding obligation enforceable against Brassie in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 No Violation. The execution and delivery of this Agreement by Brassie, the performance by Brassie of its respective obligations hereunder and the consummation by Brassie of the transactions contemplated by this Agreement will not (a) contravene any provision of the Certificates or Articles of Incorporation or Bylaws of Brassie, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against Brassie, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against Brassie, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Brassie, (e) give to any individual or entity a right or claim against Brassie, which would have a Material Adverse Effect on Brassie, or (f), except as specifically set forth on
Schedule 2.4, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, including, without limitation, (i) pursuant to the Exchange Act and the Securities Act and applicable inclusion requirements of Nasdaq, (ii) filings required under the securities or blue sky laws of the various states, (iii) any filings or consents required to be made or obtained by Brassie or (iv) any governmental permits or licenses required to operate the businesses of the Acquired Entity.

         2.5 Reports and Financial Statements. From January 1, 1998 to the date hereof and at all other material times, except where failure to have done so did not and would not have a Material Adverse Effect on Brassie, Brassie has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Brassie Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Brassie Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Brassie included in the Brassie Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, as noted

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therein, or, in the case of the unaudited statements,  as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Brassie and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

         2.6 No Commissions. Brassie has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.7 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to the Seller or his representatives by Brassie, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Brassie has provided the Acquired Entity or the Seller with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.


                                                    ARTICLE III

                                         REPRESENTATIONS AND WARRANTIES OF
                                           THE ACQUIRED ENTITY AND SELLER

         As a material inducement to Brassie to enter into this Agreement and to consummate the transactions contemplated hereby, the Acquired Entity and the Seller, jointly and severally make the following representations and warranties to Brassie:

         3.1 Corporate Status. The Acquired Entity is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Acquired Entity is not required to qualify to do business as a foreign corporation in any jurisdiction. The Acquired Entity has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Acquired Entity.

         3.2 Power and Authority. The Acquired Entity has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The Acquired Entity has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. The Seller has the requisite competence and authority to execute and deliver this Agreement, to

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perform his respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 Enforceability. This Agreement has been duly executed and delivered by the Acquired Entity and by the Seller, and constitutes the legal, valid and binding obligation of both of them, enforceable against both of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 Capitalization. Schedule 3.4(a) sets forth, as of the date hereof, with respect to the Acquired Entity (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Acquired Entity (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal securities laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. Except for those matters provided on Schedule 3.4(b) which the Seller agrees shall be terminated at or before the Closing, no preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock of the Acquired Entity and no such rights arise by virtue of or in connection with the transactions contemplated hereby; there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Acquired Entity to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock); there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Acquired Entity; there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Acquired Entity; the Acquired Entity is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 Shareholders of the Acquired Entity. Schedule 3.5(a) sets forth, with respect to the Acquired Entity (i) the name, address and federal taxpayer identification number of the Seller, and the number of outstanding shares of each class of its capital stock owned by the Seller as of the close of business on the date of this Agreement; and (ii) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares or interests are different). The Seller constitutes the record and beneficial holder of all issued and outstanding shares of capital stock of the Acquired Entity, and the Seller owns such shares as is set forth on Schedule 3.5 free and clear of all Liens, restrictions and claims of any kind.

         3.6      No Violation.   Except for any approvals or consents required
with respect to those Material Contracts (as defined in Section 3.21) expressly identified on Schedule 3.21 as requiring

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the consents of third  parties,  the execution and delivery of this Agreement by the Acquired Entity and the Seller, the performance by the Acquired Entity and the Seller of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws or other organizational or governing document of the Acquired Entity, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Acquired Entity and Seller, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against the Acquired Entity or the Seller, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Acquired Entity of the Seller, (e) give to any individual or entity a right or claim against the
Acquired   Entity  or  the  Seller  or  (f)  require  the   consent,   approval,
authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable SEC and other filings required to be made by Brassie.

         3.7 Records of the Acquired Entity. The copies of the Articles of Incorporation, Bylaws and other documents and agreements of the Acquired Entity which were provided to Brassie are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for the Acquired Entity made available to Brassie for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all corporate actions of the shareholder and directors (and any committees thereof) of the Acquired Entity taken by written consent or at a meeting or otherwise since incorporation or formation. All corporate actions by the Acquired Entity have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Acquired Entity are accurate and complete, and there are no inaccuracies or discrepancies of any kind contained therein. The stock ledger of the Acquired Entity, as previously made available to Brassie, contains accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Acquired Entity.

         3.8 Financial Reports. The Acquired Entity has delivered to Brassie all filed federal and state tax returns of the Acquired Entity and management's financial and profit and loss statements for the period ending ___________________, copies of which are attached as Schedule 3.8 (the
"Financial Reports"). The Financial Reports fairly present the financial position of the Acquired Entity at each of the dates thereof and the results of operations for the periods covered thereby. The books and records of the Acquired Entity fully and fairly reflect all of its transactions, properties, assets and liabilities. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Reports, and the balance sheets included in the Financial Reports do not reflect any write-up or revaluation increasing the book value of any assets. The Financial Reports reflect all adjustments necessary for a fair presentation

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of  the  financial  information  contained  therein,  subject,  in the  case  of unaudited statements, to normal audit adjustments.

         3.9 No Changes. Except as set forth on Schedule 3.9, since _____________________, there has not been any:

                  (a) transaction by the Acquired Entity or the Seller except in the ordinary course of business conducted as of that date;

                  (b) material adverse change in the financial condition, liabilities, assets or results of operation of the business of the Acquired Entity;

                  (c) indebtedness or liability, whether accrued, absolute, contingent or otherwise incurred by the Acquired Entity except in the ordinary course of business;

                  (d) default under any indebtedness of the Acquired Entity, or any event which with the lapse of time or the giving of notice, or both, would constitute such a default;

                  (e) amendment or termination of any Contract, lease or license to which the Acquired Entity is a party;

                  (f) material increase in compensation paid, payable or to become payable by the Acquired Entity to any of its employees;

                  (g) extraordinary losses (whether or not covered by insurance) or waiver by the Acquired Entity of any extraordinary rights of value;

                  (h)      commitment to or liability to any labor organization;

                  (i) lowering of the prices charged by the Acquired Entity for goods or services in a manner not consistent with past practices;

                  (j) notice from any customer as to the customer's intention not to conduct business with the Acquired Entity, the result of which loss or losses of business, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business; or

                  (k) other event or condition of any character, other than those matters generally known to the public, that has or might reasonably have an adverse effect on the Acquired Entity's or the business' Assets, financial condition, or business.

         3.10 Liabilities. The Acquired Entity has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Acquired Entity's Financial Reports and not paid or discharged, (b) liabilities incurred in the ordinary course of

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business  consistent with past practice since the date of the Acquired  Entity's
Financial Reports (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and
(c) liabilities incurred in the ordinary course of business prior to the date of
the  Acquired  Entity's   Financial  Reports  which,  in  accordance  with  GAAP
consistently applied, were not required to be recorded thereon and which, in the aggregate, are not material (the liabilities and obligations referenced in (a), (b) and (c) above are referred to as the "Designated Liabilities"). Schedule
3.10 lists, for the Acquired Entity, (i) all indebtedness of the Acquired Entity for borrowed money and for capitalized equipment leases, and (ii) the account numbers and names of each bank, broker or other depository institution and the names of all persons authorized to withdraw funds from each such account.

         3.11 Litigation. Except as provided on Schedule 3.11, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, or, to the knowledge of the Acquired Entity and the Seller, threatened, anticipated or contemplated (i) against, by or affecting the Acquired Entity or the Seller (relating to the transactions herein or to the Acquired Entity), or the Acquired Entity's properties or assets, except for routine customer claims and complaints arising in the ordinary course consistent with past practice which involve amounts less than $10,000 individually or $75,000 in the aggregate, or (ii) which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Acquired Entity is or was a party which have not been complied with in full or which continue to impose any material obligations on the Acquired Entity.

         3.12     Business; Good Title to and Condition of Assets; Inventory.

                  (a) Upon the consummation of the transactions contemplated hereby, Brassie will have acquired and own the Business of the Acquired Entity and in connection therewith all of the Assets and any related rights and interests thereto as specifically listed on Schedule 3.12(a) attached hereto. The Acquired Entity has good and marketable title to all of its Assets free and clear of any Liens, except as provided on Schedule 3.12(b).

                  (b) The Fixed Assets currently in use or necessary for the business and operations of the Acquired Entity are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures, owned, used by or located on the premises of the Acquired Entity.

         3.13 Compliance with Laws. The Acquired Entity and the Seller and their Affiliates have been in compliance with all laws, regulations and orders applicable to them, their business and operations (as conducted by them now and in the past), the Assets, and any other properties and assets (in each case owned or used by them now or in the past). The Acquired Entity has

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not been cited,  fined or  otherwise  notified of any  asserted  past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. The Acquired Entity is not subject to any Contract, decree or injunction to which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business. Neither the Acquired Entity, nor any of its employees or agents, has made any payment of funds in connection with its business which is prohibited by law, and no funds have been set aside to be used in connection with its business for any payment prohibited by law. The Acquired Entity is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Acquired Entity for whom compliance with the Immigration Act is required, the Acquired Entity has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. The Acquired Entity has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Acquired Entity, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

         3.14 Labor and Employment Matters. The Acquired Entity does not now employ, nor has it ever employed, any individuals and there are no key individuals or executives that are necessary for the Acquired Entity to continue its Business as now being conducted.

         3.15     Employee Benefit Plans

                  (a) Employee Benefit Plans. There is currently no, nor has there ever been, any employee benefit plan or arrangement of the Acquired Entity, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Acquired Entity participate ("Employee Benefit Plans").

                  (b) Multiemployer Plans. The Acquired Entity is not, nor has it been, obligated with respect to any multiemployer plan as described in
Section 4001(a)(3) of ERISA ("MPPA Plan").

                  (c) Welfare Plans. (i) The Acquired Entity is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Acquired Entity or its predecessors after termination of employment; (ii) the Acquired Entity has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the

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regulations  thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(l) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not
accelerate  the  time  of  payment  or  vesting,   or  increase  the  amount  of
compensation due to any individual.

                  (d) Controlled Group Liability. Neither the Acquired Entity, nor any entity that would be aggregated with the Acquired Entity under Code
Section 414(b), (c), (m) or (o); (i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due (iv) is subject to (or expected to be subject) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or
(vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (e) Other Liabilities.  (i) None of the Employee Benefit Plans
obligates the Acquired Entity to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Financial Reports or will be properly accrued on the books and records of the Acquired Entity as of the Closing Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Financial Reports or the books and records of the Acquired Entity.

         3.16 Tax Matters. All Tax Returns required to be filed prior to the date hereof with respect to the Acquired Entity or any of its income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to the Acquired Entity have been paid or are accrued on the applicable Financial Reports or will be accrued on the Acquired Entity's books and records as of the Closing. Except as provided in Schedule 3.16, (i) with respect to each taxable period of the Acquired Entity, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and each taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Acquired Entity; (iii) the Acquired Entity has not consented to extend the time in which any Taxes may be assessed or

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collected by any taxing authority; (iv) the Acquired Entity has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (v) there is no action, suit, taxing authority proceeding, or audit or clam for refund now in progress, pending or threatened against or with respect to the Acquired Entity regarding Taxes; (vi) the Acquired Entity has not made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Acquired Entity; (viii) the Acquired Entity will not be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date; (ix) the Acquired Entity has not been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return;
(x) the Acquired Entity is not a party to or bound by any tax allocation or tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) no taxing authority will claim or assess any additional Taxes against the Acquired Entity for any period for which Tax Returns have been filed; (xii) the Acquired Entity has not made any payments and is not and will not become obligated (under any contract entered into on or before the Closing) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); and (xiii) the Acquired Entity has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiv) no claim has ever been made by a taxing authority in a jurisdiction where the Acquired Entity does not file Tax Returns that the Acquired Entity is or may be subject to Taxes assessed by such jurisdiction; (xv) the Acquired Entity does not have any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xvi) true, correct and complete copies of all income Tax Returns filed by or with respect to the Acquired Entity for the past three years have been furnished or made available to Brassie; (xvii) the Acquired Entity will not be subject to any Taxes, for the period ending at the Closing for any period for which a Tax Return has not been filed, imposed pursuant to Section 1374 or
Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and (xviii) no sales or use tax will be payable by the Acquired Entity or Brassie or transferee as a result of this transaction, and there will be no non-recurring intangible tax, documentary stamp tax other than on the Brassie Shares (or the common stock acquired thereunder), or other excise tax (or comparable tax imposed by any governmental entity) as a result of this transaction. The Acquired Entity has timely and properly filed an S corporation election under the Code and under applicable state and local Tax law for its first taxable year, and no such S election has been revoked or terminated, and neither the Acquired Entity nor the Seller has taken any action that would cause a termination of such S election.

                                                        11
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




         3.17 Insurance. Schedule 3.17 lists all valid, outstanding enforceable policies of insurance issued to the Acquired Entity by reputable insurers covering its properties, assets and business insuring against such risks and in such coverage amounts (the "Insurance Policies"). The Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing. The Acquired Entity has complied with the provisions of such Insurance Policies applicable to it, and has provided Brassie copies of all Insurance Policies and all amendments and riders thereto. There are no pending claims under any of the Insurance Policies for an amount in excess of $25,000 individually or $100,000 in the aggregate, including any claim for loss or damage to the properties, assets or business of the Acquired Entity. The Acquired Entity has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         3.18 Licenses and Permits. The Acquired Entity possesses all licenses, approvals, permits or authorizations from Governmental Authorities (collectively, the "Permits") for its business and operations, including with respect to the operations of each of the Company Owned Properties. Schedule 3.18 sets forth a true, complete and accurate list of all such Permits or applications for such Permits, itemized for the Acquired Entity. All such Permits are valid and in full force and effect, the Acquired Entity is in compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.19 Adequacy of the Assets; Affiliated Transactions. The Assets and other equipment leased by the Acquired Entity constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Acquired Entity in the manner in which and to the extent to which such business is currently being conducted. Except as provided in Schedule 3.19, no officer, director or shareholder of the Acquired Entity, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with the Acquired Entity or has any interest in any property used by the Acquired Entity.

         3.20 Intellectual Property. The Acquired Entity has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business as specifically listed on Schedule 3.20 hereof (the "Intellectual Property"). The conduct of the business of the Acquired Entity as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person and, to the knowledge of the Acquired Entity and the Seller, no Person is infringing on any Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration,

                                                        12
16
infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.21 Contracts. Schedule 3.21 sets forth a list of each Material Contract (as defined below), true, correct and complete copies of which have been provided to Brassie, and identifies those certain Material Contracts that require the Consents of third parties to the transactions contemplated hereby. The Acquired Entity has not violated any of the material terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. To the knowledge of the Acquired Entity and the Seller, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Acquired Entity under any Material Contract, and no such event has occurred which constitutes or would constitute a default by any other party. As used in this Section 3.21 "Material Contracts" shall mean formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same (other than those which individually provide for annual payments of less than $25,000); (b) contracts obligating the Acquired Entity to provide or obtain products or services for a period of one year or more, (c) leases of real property; (d) leases of personal property (other than those which individually provide for annual payments of less than $25,000); (e) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same (other than those which individually provide for annual payments of less than $15,000); (f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Acquired Entity;
(g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (h) contracts relating to pending capital expenditures by the Acquired Entity; (i) contracts obligating the Acquired Entity to purchase parts, accessories, supplies, equipment, advertising, media and media related services of any kind (other than those which individually provide for annual payments of less than $15,000); (j) non-competition agreements restricting the Acquired Entity in any manner, (k) any contracts obligating the Acquired Entity to make payments in excess of $25,000, in the aggregate, over the remaining term of such contract; and (1) all other Contracts or understandings which are material to the Acquired Entity or its Business, assets or properties, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

         3.22 Accuracy of Information Furnished. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto or made or furnished to Brassie or its representatives by the Acquired

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



Entity or the Seller, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Acquired Entity has provided Brassie with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.23 No Commissions. Neither the Acquired Entity nor the Seller has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                                    ARTICLE IV

                                     CONDITIONS TO THE OBLIGATIONS OF BRASSIE

         The obligations of Brassie to effect the Acquisition and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Brassie:

         4.1 Corporate Certificate. The Acquired Entity and the Seller shall have delivered to Brassie (i) copies of the Articles of Incorporation of the Acquired Entity certified by the Florida Secretary of State no longer than fifteen (15) days prior to the Closing Date and copies of the Bylaws of the Acquired Entity as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and the shareholders of the Acquired Entity authorizing the transactions contemplated by this Agreement, and
(iii) a certificate of good standing of the Acquired Entity issued by the State of Florida and each other state in which it is qualified to do business as of a date not more than five (5) days prior to the Closing Date, and all of such documents as to the Acquired Entity shall be certified as of the Closing Date by the Secretary of the Acquired Entity as being true, correct and complete.

         4.2 Consents. The Acquired Entity, the Seller, and Brassie shall have received consents to the Acquisition and other transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Acquired Entity or the Seller, from any Person from whom such consent or waiver is required, including without limitation, under any Material Contract listed or required to be listed in Schedule 3.21 or any other law or regulation as of a date not more than five (5) days prior to the Closing, or who as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law. Brassie shall have obtained other approvals required under state laws and all other Governmental Authorities with respect to the transactions contemplated hereby.

         4.3 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Acquisition or other transactions

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18
hereunder, or which, in the reasonable judgment of Brassie, makes it inadvisable to proceed with the transactions contemplated hereby.


                                                     ARTICLE V

                                                  INDEMNIFICATION

         5.1 Agreement by the Seller for Indemnification. The Seller agrees to indemnify and hold Brassie and its stockholders, directors, officers, employees, attorneys, agents and Affiliates harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Brassie arising out of, relating to, or resulting, from (i) any breach of a representation or warranty made by the Acquired Entity or the Seller in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Acquired Entity or the Seller in or pursuant to this Agreement,
(iii) any inaccuracy in any certificate, instrument or other document delivered by the Acquired Entity or the Seller as required by this Agreement; or (iv) any Excluded Liabilities (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Brassie, its stockholders, directors, officers, employees, attorneys, agents, and Affiliates shall have the right to be put in the same financial position as they would have been in if the breach or inaccuracy referenced in the foregoing clauses (i), (ii), (iii) and (iv) that caused such Indemnifiable Damages had not occurred, taking into consideration insurance proceeds actually received by Brassie or agree to be paid to Brassie. Notwithstanding the foregoing provisions, no claim for Indemnifiable Damages (except for claims under clauses (ii) and (iv) of this Section 5.1 and claims under Section 3.16, which may be asserted without regard to the Indemnification Threshold) shall be asserted by Brassie or any other Person, until the aggregate of all Indemnifiable Damages exceeds the sum of Twenty-five Thousand and No/100 Dollars ($25,000.00) (the "Indemnification Threshold"), in which case Brassie shall be entitled to Indemnifiable Damages in excess of Fifteen Thousand and No/100 Dollars ($15,000.00).

         5.2 Survival of Representations and Warranties. Each of the representations and warranties made by the Acquired Entity and the Seller in this Agreement or pursuant hereto shall survive for two (2) years following the Closing Date, except that the representations and warranties in Section 3.15, and Section 3.16 shall survive for the respective statute of limitations. No claim for the recovery of Indemnifiable Damages may be asserted by Brassie after such representations and warranties shall thus have expired; provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other

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



representation, warranty, covenant and agreement. Each of the representations and warranties of Brassie shall expire on the Closing Date.

         5.3 Remedies Cumulative; Waiver. The remedies provided herein shall be the sole remedies for breach of contract, but shall not preclude Brassie from asserting any other right, or seeking any other remedies against the Seller, including remedies for fraud and injunctive relief. The Seller hereby waives any right to contribution or any other similar right he may have against the Acquired Entity as a result of his Agreement to Indemnify in this Article V.

         5.4 Defense of Third Party Claims. With respect to each third party claim for which Brassie seeks indemnification under this Article V (a "Third Party Claim"), Brassie shall give prompt notice to the Seller of the Third Party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of the Seller unless the Seller has been materially prejudiced thereby (and such failure to notify the Seller will not relieve him from any other liability he may have to Brassie). If the remedy sought in the Third Party Claim is solely money damages, or if Brassie otherwise permits, then the Seller at his sole cost and expense, may, upon notice to Brassie within fifteen (15) days after the Seller receives notice of the Third Party Claim, assume the defense of the Third Party Claim. If the Seller assumes the defense of a Third Party Claim, then the Seller shall select counsel reasonably satisfactory to Brassie to conduct the defense. The Seller shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages and the Seller admits in writing his liability to hold Brassie harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) Brassie consents thereto, which consent shall not be unreasonably withheld. The Seller shall provide Brassie with fifteen (15) days prior notice before he consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. Brassie shall be entitled to participate, at its own expense, in the defense of any Third Party Claim, the defense of which is assumed by the Seller with his own counsel and at his own expense. With respect to Third Party Claims in which the remedy sought is not solely money damages and Brassie does not permit the Seller to assume the defense, the Seller shall, upon notice to Brassie within fifteen (15) days after the Seller receives notice of the Third Party Claim, be entitled to participate in the defense with his own counsel at his own expense. If the Seller does not assume or participate in the defense of any Third Party Claim in accordance with the terms of this Section, then the Seller shall be bound by the results obtained by Brassie with respect to the Third Party Claim. The parties shall cooperate in the defense of any Third Party Claim.

                                                    ARTICLE VI

                                                    DEFINITIONS

         6.1 Defined Terms. As used herein, the following terms shall have the following meanings:


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20

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Liabilities" shall mean (i) any obligations and liabilities of the Acquired Entity, absolute or contingent, known or unknown, other than Designated Liabilities; (ii) any liability or obligation of the Acquired Entity arising under this Agreement; (iii) any liability or obligation of the Acquired Entity relating to any default under any Designated Liability to the extent such default existed and was not cured prior to the Closing; (iv) any liability or obligation of the Acquired Entity with respect to, or arising out of, any employee benefit plan, executive deferred compensation plan, or any other plans or arrangements for the benefit of any employees or officers of the Acquired Entity (except for those listed on Schedule 3.15); (v) any liability or obligation of the Acquired Entity to the Seller or any Affiliate of the Acquired Entity or the Seller or to any party claiming to have a right to acquire any shares of capital stock or other securities convertible into or exchangeable for any shares of capital stock of the Acquired Entity, and (vi) any Litigation Costs.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).


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



                  "Litigation Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred in connection with any action, suit, or other legal or administrative proceeding or governmental investigation arising as a result of events occurring or facts or circumstances arising or existing on or prior to the Closing Date (whether or not in the ordinary course of business), including those matters set forth on Schedule 3.11.

                  "Material Adverse Change (or Effect)"means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.

                  "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, use, franchise, intangible, payroll, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign government agency, and any interest or penalties related thereto.

         6.2      Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.


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                  (d) As used  herein,  the neuter  gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                                    ARTICLE VII

                                                GENERAL PROVISIONS

         7.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which any party shall designate in writing to the other parties):

                  (a)      if to Brassie to:

                        One Tampa City Center, Suite 200
                              Tampa, Florida 33602
                        Attn: Jeremiah M. Daly, President
                            Telecopy: (813) 222-3434

                                 with a copy to:

                    Annis, Mitchell, Cockey, Edwards & Roehn
                        One Tampa City Center, Suite 2100
                                  P.O. Box 3433
                                 Tampa, FL 33601
                          Attn: Fred S. Ridley, Esquire
                            Telecopy: (813) 223-9067

                  (b)      If to the Seller to:

                                    Joseph R. Cellura
                                    ==========================
                                    --------------------------
                                    Telecopy: (813) __________

         7.2 Entire  Agreement.  This  Agreement  (including  the  Schedules and
Exhibits attached hereto) and other documents delivered at Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matters and supersedes all prior agreements

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and  understandings  (oral or written) between or among the parties with respect to such subject matter. The Schedules and Exhibits constitute a part hereof as though set forth in full above.

         7.3 Expenses. Except as otherwise provided herein, the Seller shall pay his own and the Acquired Entity's fees and expenses, including counsel fees incurred in connection with this Agreement or any transaction contemplated hereby. Brassie shall pay its own fees and expenses, including its own counsel fees.

         7.4 Amendment: Waiver. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         7.5 Binding Effect: Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the Acquired Entity or the Seller without the prior written consent of Brassie. Brassie may assign all or any portion of its rights hereunder to one or more of its wholly owned subsidiaries.

         7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         7.7 Interpretation. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever, the words "include," "includes," or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         7.8 Governing Law: Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.


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         7.9      Jurisdiction.

                  (a) The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in either the state court of Florida or in the U.S. District Court for Florida, and the parties hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

                  (b) In addition, Brassie, the Acquired Entity and the Seller each hereby irrevocably waives, to the fullest extent permitted by law, any objection which it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in such jurisdiction and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

         7.10 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advise of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         The parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                                     BRASSIE GOLF CORPORATION



                                       By:
                                                    Jeremiah M. Daly, President


                                                     DIVOT GOLF CORPORATION


                                       By:
                                                     Name: Joseph R. Cellura
                                                     Title: President


                                                 Joseph R. Cellura, Individually

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